Exhibit 99.1

RADNET, INC.

EQUITY INCENTIVE PLAN

(Amended and Restated as of April 27, 2023)

1.            Purpose of the Plan. The purpose of this Plan is to encourage ownership in the Company by key personnel whose long-term service the Company considers essential to its continued progress and, thereby, encourage recipients to act in the stockholders’ interest and share in the Company’s success.

2.            Definitions. As used herein, the following definitions shall apply. However, if a Participant’s employment agreement or Award Agreement (or other written agreement executed by and between Participant and the Company) expressly includes defined terms that are different from and/or conflict with the defined terms contained in this Plan then the defined terms contained in the employment agreement or Award Agreement (or other written agreement executed by and between Participant and the Company) shall govern and shall supersede the definitions provided in this Plan:

“2023 Annual Meeting” shall mean the date of the consummation of the Company’s regular annual meeting of its stockholders in 2023.

“Administrator” shall mean the Board, any Committee, or such delegates as shall be administering the Plan in accordance with Section 4 of the Plan.

“Affiliate” shall mean any entity that is directly or indirectly in control of or controlled by the Company, or any entity in which the Company has a significant ownership interest as determined by the Administrator.

“Applicable Laws” shall mean the requirements relating to the administration of stock plans under federal and state laws; any stock exchange or quotation system on which the Company has listed or submitted for quotation the Common Stock to the extent provided under the terms of the Company’s agreement with such exchange or quotation system; and, with respect to Awards subject to the laws of any foreign jurisdiction where Awards are, or will be, granted under the Plan, to the laws of such jurisdiction.

“Award” shall mean, individually or collectively, a grant under the Plan of an Option, Stock Award, or SAR.

“Award Agreement” shall mean an Option Agreement, Stock Award Agreement, or SAR Agreement, which may be in written or electronic format, in such form and with such terms as may be specified by the Administrator, evidencing the terms and conditions of an individual Award. Each Award Agreement is subject to the terms and conditions of the Plan.

“Awardee” shall mean a Service Provider who has been granted an Award under the Plan.

“Board” shall mean the Board of Directors of the Company.

“Cashless Exercise” shall mean, to the extent that an Option Agreement so provides and as permitted by Applicable Laws and in accordance with any procedures established by the Committee, an arrangement whereby payment of some or all of the aggregate Exercise Price may be made all or in part by delivery of an irrevocable direction to a securities broker to sell Shares and to deliver all or part of the sale proceeds to the Company. The number of Shares delivered to the Participant may be further reduced if Cashless Exercise is utilized to satisfy applicable tax withholding obligations arising from the exercise of the Option.

“Cause” shall mean, with respect to a Participant, the occurrence of any of the following: (i) Participant’s personal dishonesty, willful misconduct, or breach of fiduciary duty involving personal profit, (ii) Participant’s continuing intentional or habitual failure to perform stated duties, (iii) Participant’s violation of any law (other than minor traffic violations or similar misdemeanor offenses not involving moral turpitude), (iv) Participant’s material breach of any provision of an employment or independent contractor agreement with the Company, or (v) any other act or omission by a Participant that, in the opinion of the Committee, could reasonably be expected to adversely affect the Company’s or a Subsidiary’s or an Affiliate’s business, financial condition, prospects and/or reputation. In each of the foregoing subclauses (i) through (v), whether or not a “Cause” event has occurred will be determined by the Committee in its sole discretion or, in the case of Participants who are Directors or Officers, the Board, each of whose determination shall be final, conclusive and binding. A Participant’s service shall be deemed to have terminated for Cause if, after the Participant’s service has terminated, facts and circumstances are discovered that would have justified a termination for Cause, including, without limitation, violation of material Company policies or breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Participant.

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“Change in Control” shall mean any of the following:

(i)             any merger or consolidation in which the Company shall not be the surviving entity (or survives only as a subsidiary of another entity whose stockholders did not own all or substantially all of the Common Stock in substantially the same proportions as immediately before such transaction);

(ii)            the sale of all or substantially all of the Company’s assets to any other person or entity (other than a wholly-owned subsidiary of the Company);

(iii)           the acquisition of beneficial ownership of a controlling interest (including power to vote) in the outstanding Shares by any person or entity (including a “group” as defined by or under Section 13(d)(3) of the Exchange Act);

(iv)           the dissolution or liquidation of the Company; or

(v)            a contested election of Directors, as a result of which or in connection with which the persons who were Directors before such election or their nominees cease to constitute a majority of the Board.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Committee” shall mean a committee of Directors appointed by the Board in accordance with Section 4 of the Plan.

“Common Stock” shall mean the common stock of the Company, par value $0.0001.

“Company” shall mean RadNet, Inc., a Delaware corporation, or its successor.

“Consultant” shall mean any natural person (or entity), other than an Employee or Director, who performs bona fide services for the Company or an Affiliate as a consultant or advisor.

“Conversion Award” has the meaning set forth in Section 4(b)(xii) of the Plan.

“Covered Employees” shall mean those individuals whose compensation is (or may be) subject to the deduction limitations of Code Section 162(m).

“Director” shall mean a member of the Board.

 “Disability” shall mean permanent and total disability as defined in Section 22(e)(3) of the Code.

“Employee” shall mean an employee of the Company or any Affiliate, and may include an Officer or Director. Within the limitations of Applicable Laws, the Administrator shall have the discretion to determine the effect upon an Award and upon an individual’s status as an Employee in the case of (i) any individual who is classified by the Company or its Affiliate as leased from or otherwise employed by a third party or as intermittent or temporary, even if any such classification is changed retroactively as a result of an audit, litigation or otherwise; (ii) any leave of absence approved by the Company or an Affiliate; (iii) any transfer between locations of employment with the Company or an Affiliate or between the Company and any Affiliate or between any Affiliates; (iv) any change in the Awardee’s status from an employee to a Consultant or Director; and (v) an employee who, at the request of the Company or an Affiliate, becomes employed by any partnership, joint venture, or corporation not meeting the requirements of an Affiliate in which the Company or an Affiliate is a party.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

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“Exercise Price” shall mean, in the case of an Option, the amount for which a Share may be purchased upon exercise of such Option, as specified in the applicable Option Agreement. “Exercise Price,” in the case of a SAR, means an amount, as specified in the applicable SAR Agreement, which is subtracted from the Fair Market Value in determining the amount payable to a Participant upon exercise of such SAR.

“Fair Market Value” shall mean, unless the Administrator determines otherwise, as of any date, the per Share closing price as of such date (or if no sales were reported on such date, the per Share closing price on the last preceding day for which a sale was reported), as reported in such source as the Administrator shall determine.

“Fiscal Year” shall mean the Company’s fiscal year.

“Grant Date” shall mean the date upon which an Award is granted to an Awardee pursuant to this Plan.

“Incentive Stock Option” or “ISO” shall mean an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

“Net Exercise” shall mean, to the extent that an Option Agreement so provides and as permitted by Applicable Laws, an arrangement pursuant to which the number of Shares issued to the Participant in connection with the Participant’s exercise of the Option will be reduced by the Company’s retention of a portion of such Shares. Upon such a net exercise of an Option, the Participant will receive a net number of Shares that is equal to (i) the number of Shares as to which the Option is being exercised minus (ii) the quotient (rounded down to the nearest whole number) of the aggregate Exercise Price of the Shares being exercised divided by the Fair Market Value of a Share on the Option exercise date. The number of Shares covered by clause (ii) will be retained by the Company and not delivered to the Participant. No fractional Shares will be created as a result of a Net Exercise and the Participant must contemporaneously pay for any portion of the aggregate Exercise Price that is not covered by the Shares retained by the Company under clause (ii). The number of Shares delivered to the Participant may be further reduced if Net Exercise is utilized to satisfy applicable tax withholding obligations arising from the exercise of the Option.

“Non-Employee Director” shall mean a member of the Board who is not an Employee.

“Nonstatutory Stock Option” or “NSO” shall mean an Option that does not qualify as an Incentive Stock Option.

“Officer” shall mean a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.

“Option” shall mean a right granted under Section 8 of the Plan to purchase a certain number of Shares at such Exercise Price, at such times, and on such other terms and conditions as are specified in the agreement or other documents evidencing the Award (the “Option Agreement”). Both Options intended to qualify as Incentive Stock Options and Nonstatutory Stock Options may be granted under the Plan.

 “Participant” shall mean the Awardee or any person (including any estate) to whom an Award has been assigned or transferred as permitted hereunder.

“Plan” shall mean this RadNet, Inc. Equity Incentive Plan as amended and restated herein and as may be amended from time to time.

“Prior Plan” shall mean the RadNet, Inc. Equity Incentive Plan as last amended and restated on April 15, 2021.

“Related Corporation” shall mean any parent or subsidiary (as those terms are defined in Section 424(e) and (f) of the Code) of the Company.

“Re-Load Option” means a new Option or SAR that is automatically granted to a Participant as result of such Participant’s exercise of an Option or SAR.

“Restatement Date” shall mean April 27, 2023.

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“Separation From Service” shall have the meaning provided to “separation from service” by Code Section 409A and the regulations promulgated thereunder.

“Service Provider” shall mean an Employee, Officer, Director, or Consultant.

“Share” shall mean a share of the Common Stock, as adjusted in accordance with Section 14 of the Plan.

“Specified Employee” shall mean a Participant who is considered a “specified employee” within the meaning of Code Section 409A and the regulations promulgated thereunder.

“Stock Appreciation Right” or “SAR” shall mean an Award, granted alone or in connection with an Option, that pursuant to Section 12 of the Plan is designated as a SAR. The terms of the SAR are expressed in the agreement or other documents evidencing the Award (the “SAR Agreement”).

“Stock Award” shall mean an award or issuance of Shares or Stock Units made under Section 11 of the Plan, the grant, issuance, retention, vesting, and transferability of which may be subject during specified periods to such conditions (including continued service or performance conditions) and terms as are expressed in the agreement or other documents evidencing the Award (the “Stock Award Agreement”).

“Stock Unit” shall mean a bookkeeping entry representing an amount equivalent to the fair market value of one Share, payable in cash or Shares. Stock Units represent an unfunded and unsecured obligation of the Company, except as otherwise provided for by the Administrator.

“Stockholder Approval Date” shall mean the date (if any) that the Company’s stockholders approve this Plan; provided however that such stockholder approval must occur on or before the 2023 Annual Meeting or else this Plan will automatically terminate without force or effect on the day after the 2023 Annual Meeting.

“Ten-Percent Stockholder” shall mean the owner of stock (as determined under Section 424(d) of the Code) possessing more than 10% of the total combined voting power of all classes of stock of the Company (or any Related Corporation).

“Termination Date” shall mean the date of a Participant’s Termination of Service, as determined by the Administrator in its sole discretion.

“Termination of Service” shall mean ceasing to be a Service Provider. The Administrator shall determine whether any corporate transaction, such as a sale or spin-off of a division or business unit, or a joint venture, shall be deemed to result in a Termination of Service.

3.            Stock Subject to the Plan.

a.             Aggregate Limits. The maximum aggregate number of Shares that may be issued under the Plan through Awards is 20,100,000 Shares (“Share Limit”). The maximum aggregate number of Shares that may be issued under the Plan through the exercise of Incentive Stock Options is 20,100,000 Shares (“ISO Limit”). The limitations of this Section 3(a)(i) shall be subject to the adjustments provided for in Section 14 of the Plan. In no event shall the Company be required to issue fractional Shares under this Plan. The Shares subject to the Plan may be either Shares reacquired by the Company, including Shares purchased in the open market, or authorized but unissued Shares.

b.             Share Accounting. This Section 3.b describes the Share accounting process under the Plan with respect to the Share Limit and ISO Limit.

(i)             There shall be counted against the numerical limitations in Section 3.a the gross number of Shares subject to issuance upon exercise or used for determining payment or settlement of Awards. The below clauses of this Section 3.b seek to clarify the intent of the foregoing sentence.

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(ii)            The Shares issued (or settled) under an Award will be counted against the Share Limit (and ISO Limit if the Award is an ISO) at the time(s) of exercise or settlement of the Award. For avoidance of doubt, Shares that are withheld as payment for the Award's Exercise Price or applicable withholding taxes shall be counted against the Share Limit (and ISO Limit if the Award is an ISO).

(iii)           For avoidance of doubt, whether or not a SAR is settled with any Shares, the gross number of Shares subject to the exercise and which are used for determining the benefit payable under such SAR shall be counted against the Share Limit, regardless of the number of Shares actually used to settle the SAR upon such exercise.

(iv)           For avoidance of doubt, to the extent an Option is exercised via a Cashless Exercise or Net Exercise or is not otherwise fully settled with Shares, then the gross number of Shares subject to the exercise and which are used for determining the benefit payable under such Option shall be counted against the Share Limit (and shall also count against the ISO Limit if the Option being exercised is an ISO), regardless of the number of Shares actually issued to the Participant upon such exercise. Shares that have been repurchased by the Company using Option exercise proceeds shall not be added back to the Share Limit (or ISO Limit).

(v)            If any portion of an Award is forfeited, terminated without consideration, or expires unexercised, (collectively, "Forfeited Shares"), the gross number of such Forfeited Shares shall again be available for Awards under the Plan and shall not be counted against the Share Limit or ISO Limit.

(vi)           For avoidance of doubt, if any Awards are settled or paid in cash in lieu of stock and/or are exchanged for other Awards (collectively, "Settled Shares"), the gross number of such Settled Shares shall be counted against the Share Limit (and ISO Limit if the Award is an ISO).

(vii)          Shares attributable to Awards transferred under any Award transfer program shall not be again available for grant under the Plan. Any Conversion Awards including without limitation any Shares that are delivered and any Awards that are granted by, or become obligations of, the Company, as a result of the assumption by the Company of, or in substitution for, outstanding awards previously granted by another entity (as provided below) shall not be counted toward the limits set forth in Section 3.a.

4.            Administration of the Plan.

a.             Procedure.

(i)            Multiple Administrative Bodies. The Plan shall be administered by the Board, the Administrator, or one or more Committees, including such delegates as may be appointed under paragraph (a)(iii) of this Section 4.

(ii)           Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3 promulgated under the Exchange Act (“Rule 16b-3”), Awards to Officers and Directors shall be made in such a manner to satisfy the requirement for exemption from Exchange Act Section 16(b) liability under Rule 16b-3.

(iii)          Other Administration. The Board or a Committee may delegate to an authorized Officer or Officers of the Company the power to grant Awards (to the extent permitted by Applicable Laws and in accordance with grant parameters and limitations established by the Board) to Awardees who are not (A) subject to Section 16 of the Exchange Act or (B) Covered Employees.

(iv)          Delegation of Authority for the Day-to-Day Administration of the Plan. Except to the extent prohibited by Applicable Laws, the Administrator may delegate to one or more individuals the day-to-day administration of the Plan and any of the functions assigned to it in this Plan. Such delegation may be revoked at any time by the Administrator.

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b.            Powers of the Administrator. Subject to the provisions of the Plan and, in the case of a Committee or delegates acting as the Administrator, subject to the specific duties delegated to such Committee or delegates, the Administrator shall have the authority, in its sole discretion:

(i)            to select the Service Providers to whom Awards are to be granted hereunder;

(ii)           to determine the number of Shares to be covered by each Award granted hereunder;

(iii)          to determine the type of Award to be granted to the selected Service Provider;

(iv)          to determine and approve the forms of Award Agreements for use under the Plan;

(v)           to determine the terms and conditions, consistent with the terms of the Plan, of any Award. Such terms and conditions include the Exercise Price or purchase price, the time or times when an Award may be exercised (which may or may not be based on performance criteria), the vesting schedule, any vesting or exercisability acceleration or waiver of forfeiture restrictions, the acceptable forms of consideration, the term, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine and may be established at the time an Award is granted or thereafter;

(vi)          to correct administrative errors;

(vii)         to construe and interpret the terms of the Plan (including sub-plans and Plan addenda) and Awards granted pursuant to the Plan;

(viii)        to adopt rules and procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures. Without limiting the generality of the foregoing, the Administrator is specifically authorized (A) to adopt the rules and procedures regarding the conversion of local currency, withholding procedures, and handling of stock certificates that vary with local requirements; and (B) to adopt sub-plans and Plan addenda as the Administrator deems desirable, to accommodate foreign laws, regulations and practice;

(ix)           to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans and Plan addenda;

(x)            to modify or amend each Award, including the acceleration of vesting, exercisability, or both; provided, however, that any modification or amendment of an Award is subject to Section 15 of the Plan and may not materially impair any outstanding Award unless agreed to by the Participant;

(xi)           to allow Participants to satisfy withholding tax amounts by electing to have the Company withhold from the Shares to be issued pursuant to an Award that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined in such manner and on such date that the Administrator shall determine or, in the absence of provision otherwise, on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may provide;

(xii)          to authorize conversion or substitution under the Plan of any or all stock options, stock appreciation rights, or other stock awards held by service providers of an entity acquired by the Company (the “Conversion Awards”). Any conversion or substitution shall be effective as of the close of the merger or acquisition. The Conversion Awards may be NSOs or ISOs, as determined by the Administrator, with respect to options granted by the acquired entity. Unless otherwise determined by the Administrator at the time of conversion or substitution, all Conversion Awards shall have the same terms and conditions as Awards generally granted by the Company under the Plan;

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(xiii)         to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(xiv)         to determine whether Awards will be settled in Shares, cash, or in any combination thereof;

(xv)          to determine whether to provide for the right to receive dividends or dividend equivalents;

(xvi)         to establish a program whereby Service Providers designated by the Administrator can reduce compensation otherwise payable in cash in exchange for Awards under the Plan;

(xvii)        to impose such restrictions, conditions, or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by the Participant of any Shares issued as a result of or under an Award, including (A) restrictions under an insider trading policy, and (B) restrictions as to the use of a specified brokerage firm for such resales or other transfers;

(xviii)       to provide, either at the time an Award is granted or by subsequent action, that an Award shall contain as a term thereof, a right, either in tandem with the other rights under the Award or as an alternative thereto, of the Participant to receive, without payment to the Company, a number of Shares, cash, or a combination of both, the amount of which is determined by reference to the value of the Award; and

(xix)          to make all other determinations deemed necessary or advisable for administering the Plan and any Award granted hereunder.

c.             Effect of Administrator Decisions. All decisions, determinations and interpretations by the Administrator regarding the Plan, any rules and regulations under the Plan and the terms and conditions of any Award granted hereunder, shall be final and binding on all Participants and any other persons or entities. The Administrator shall consider such factors as it deems relevant, in its sole and absolute discretion, to making such decisions, determinations and interpretations, including the recommendations or advice of any officer or other employee of the Company and such attorneys, consultants and accountants as it may select. The Administrator’s decisions and determinations will be afforded the maximum deference provided by Applicable Laws.

d.             Indemnification. To the maximum extent permitted by Applicable Laws, the Administrator shall be indemnified and held harmless by the Company against and from (i) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any Award Agreement, and (ii) from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

e.             Suspension of Termination of Awards. If at any time (including after a notice of exercise has been delivered), the Administrator reasonably believes that a Participant has committed an act of Cause, the Administrator may suspend the Participant’s right to exercise any Award (or vesting or settlement of any Award) pending a determination of whether there was in fact an act of Cause. If a Participant’s service is terminated by the Company for Cause or the Administrator determines a Participant has committed an act of Cause, neither the Participant nor his or her estate shall be entitled to exercise any outstanding Award whatsoever and all of Participant’s outstanding Awards shall then terminate without consideration (except for, if legally required, repayment of any amounts the Participant had paid to the Company to acquire unvested Shares underlying the forfeited Awards).

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5.             Eligibility. Awards may be granted only to Service Providers.

6.             Effective Date and Term of the Plan. On the Restatement Date, the Board approved the amendment and restatement of the Prior Plan into this Plan subject to and conditioned upon obtaining Company stockholder approval on or before the 2023 Annual Meeting. The Prior Plan will remain in effect for issuing new Awards until the Stockholder Approval Date and the Prior Plan will continue to govern Awards that were issued under the Prior Plan before the Stockholder Approval Date. If Company stockholders do not approve this Plan, then this Plan will terminate without force or effect as of the day after the 2023 Annual Meeting and the Prior Plan shall continue to remain in effect for issuing Awards. If this Plan is approved by Company stockholders, then unless the Plan is previously terminated by the Administrator, no further Awards may be issued under this Plan after the day before the tenth anniversary of the Restatement Date.

7.             Term of Award. The term of each Award shall be determined by the Administrator and stated in the Award Agreement. In the case of an Option or SAR, the term shall be ten years from the Grant Date or such shorter term as may be provided in the Award Agreement.

8.             Options. The Administrator may grant an Option or provide for the grant of an Option, from time to time in the discretion of the Administrator or automatically upon the occurrence of specified events, including the achievement of performance goals, and for the satisfaction of an event or condition within the control of the Awardee or within the control of others.

a.             Option Agreement. Each Option Agreement shall contain provisions regarding (i) the number of Shares that may be issued upon exercise of the Option; (ii) the type of Option (if the Option is not expressly designated to be an ISO then such Option shall be a NSO); (iii) the Exercise Price for the Shares and the means of payment for the Shares; (iv) the term of the Option; (v) such terms and conditions on the vesting or exercisability of an Option, or both, as may be determined from time to time by the Administrator; (vi) restrictions on the transfer of the Option and forfeiture provisions; and (vii) such further terms and conditions, in each case not inconsistent with this Plan, as may be determined from time to time by the Administrator.

b.             Exercise Price. The Exercise Price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

(i)            In the case of an ISO, the Exercise Price shall be no less than 100% of the Fair Market Value per Share on the Grant Date. Notwithstanding the foregoing, if any ISO is granted to a Ten-Percent Stockholder, then the Exercise Price shall not be less than 110% of the Fair Market Value of a Share on the Grant Date.

(ii)           In the case of a NSO, the Exercise Price shall be no less than 100% of the Fair Market Value per Share on the Grant Date. The Exercise Price may also vary according to a predetermined formula; provided, that the Exercise Price never falls below 100% of the Fair Market Value per Share on the Grant Date.

(iii)          Notwithstanding the foregoing, at the Administrator’s discretion, Conversion Awards may be granted in substitution or conversion of options of an acquired entity, with an Exercise Price of less than 100% of the Fair Market Value per Share on the date of such substitution or conversion.

c.             Vesting Period and Exercise Dates. Options granted under this Plan shall vest, be exercisable, or both, at such times and in such installments during the Option’s term as determined by the Administrator. The Administrator shall have the right to make the timing of the ability to exercise any Option granted under this Plan subject to continued service, the passage of time, or such performance requirements as deemed appropriate by the Administrator. At any time after the grant of an Option, the Administrator may reduce or eliminate any restrictions surrounding any Participant’s right to exercise all or part of the Option.

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d.             Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment, either through the terms of the Option Agreement or at the time of exercise of an Option. The consideration, determined by the Administrator (or pursuant to authority expressly delegated by the Board, a Committee, or other person), and in the form and amount required by Applicable Laws, shall be actually received before issuing any Shares pursuant to the Plan, which consideration shall have a value, as determined by the Board, not less than the par value of such Shares. Acceptable forms of consideration may include:

(i)            cash;

(ii)           check or wire transfer;

(iii)          subject to any conditions or limitations established by the Administrator, other Shares that have a Fair Market Value on the date of surrender or attestation that does not exceed the aggregate Exercise Price of the Shares as to which said Option shall be exercised;

(iv)          consideration received by the Company under a Cashless Exercise to the extent that the Cashless Exercise would not violate Section 402 of the Sarbanes-Oxley Act of 2002, as amended, and subject to any conditions or limitations established by the Administrator;

(v)           Net Exercise, subject to any conditions or limitations established by the Administrator;

(vi)          such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws; or

(vii)         any combination of the foregoing methods of payment.

9.             Incentive Stock Option Limitations.

a.             Eligibility. Only Employees (as determined in accordance with Section 422 of the Code and the regulations promulgated thereunder) of the Company or any of its Related Corporations may be granted Incentive Stock Options.

b.             $100,000 Limitation. Notwithstanding the designation “Incentive Stock Option” in an Option Agreement, if the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Awardee during any calendar year (under all plans of the Company and any of its Related Corporations) exceeds $100,000, then the portion of such Options that exceeds $100,000 shall be treated as Nonstatutory Stock Options. An Incentive Stock Option is considered to be first exercisable during a calendar year if the Incentive Stock Option will become exercisable at any time during the year, assuming that any condition on the Awardee’s ability to exercise the Incentive Stock Option related to the performance of services is satisfied. If the Awardee’s ability to exercise the Incentive Stock Option in the year is subject to an acceleration provision, then the Incentive Stock Option is considered first exercisable in the calendar year in which the acceleration provision is triggered. For purposes of this Section 9(b), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the Grant Date.

c.             Leave of Absence. For purposes of a Participant’s outstanding Option retaining its status as an Incentive Stock Option, no leave of absence for such Participant may exceed three months, unless the right to reemployment upon expiration of such leave is provided by statute or contract. If the period of leave exceeds three months and the Participant’s right to reemployment is not provided by statute or contract, the Participant’s employment with the Company shall be deemed to terminate for purposes of income tax treatment on the first day immediately following such three-month period, and any Incentive Stock Option granted to the Participant shall cease to be treated as an Incentive Stock Option upon the expiration of the three-month period starting on the date the employment relationship is deemed terminated.

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d.             Transferability. The Option Agreement must provide that an Incentive Stock Option cannot be transferable by the Awardee otherwise than by will or the laws of descent and distribution, and, during the lifetime of such Awardee, must not be exercisable by any other person. Notwithstanding the foregoing, the Administrator, in its sole discretion, may allow the Awardee to transfer his or her Incentive Stock Option to a trust where under Section 671 of the Code and other Applicable Laws, the Awardee is considered the sole beneficial owner of the Option while it is held in the trust. If the terms of an Incentive Stock Option are amended to permit transferability, the Option will be treated for tax purposes as a Nonstatutory Stock Option.

e.             Exercise Price. The Exercise Price of an Incentive Stock Option shall be determined by the Administrator in accordance with Section 8(b)(i) of the Plan.

f.              Ten-Percent Stockholder. If any Incentive Stock Option is granted to a Ten-Percent Stockholder, then the Option term shall not exceed five years measured from the Grant Date of such Option.

g.             Other Terms. Option Agreements evidencing Incentive Stock Options shall contain such other terms and conditions as may be necessary to qualify as Incentive Stock Options, to the extent determined desirable by the Administrator, under the applicable provisions of Section 422 of the Code.

10.          Exercise of Option.

a.             Procedure for Exercise; Rights as a Stockholder.

(i)            Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the respective Award Agreement.

(ii)           An Option shall be deemed exercised when the Company receives (A) written or electronic notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Option; (B) full payment for the Shares with respect to which the related Option is exercised; and (C) full payment of all applicable withholding taxes.

(iii)          Shares issued upon exercise of an Option shall be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Unless provided otherwise by the Administrator or pursuant to this Plan, until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option.

(iv)          The Company shall issue (or cause to be issued) such Shares as soon as administratively practicable after the Option is exercised. An Option may not be exercised for a fraction of a Share.

b.            Effect of Termination of Service on Options.

(i)            Generally. Unless otherwise provided for by the Administrator, if a Participant ceases to be a Service Provider, other than upon the Participant’s death or Disability, the Participant may exercise his or her Option within such period as is specified in the Award Agreement to the extent that the Option is vested on the Termination Date (but in no event later than the earlier of the expiration of the term of such Option as set forth in the Award Agreement or the date of a Change in Control in which the Option is not being assumed or otherwise continued after the Change in Control). In the absence of a specified time in the Award Agreement, the vested portion of the Option will remain exercisable for three months following the Participant’s Termination Date. Unless otherwise provided by the Administrator, if on the Termination Date the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will automatically revert to the Plan. If after the Termination of Service the Participant does not exercise his or her Option within the time specified by the Administrator, the Option will automatically terminate, and the Shares covered by such Option will revert to the Plan.

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(ii)           Disability of Participant. Unless otherwise provided for by the Administrator, if a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period as is specified in the Award Agreement to the extent the Option is vested on the Termination Date (but in no event later than the earlier of the expiration of the term of such Option as set forth in the Award Agreement or the date of a Change in Control in which the Option is not being assumed or otherwise continued after the Change in Control). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve months following the Participant’s Termination Date. Unless otherwise provided by the Administrator, if at the time of Disability the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will automatically revert to the Plan. If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will automatically revert to the Plan.

(iii)          Death of Participant. Unless otherwise provided for by the Administrator, if a Participant dies while a Service Provider, the Option may be exercised following the Participant’s death within such period as is specified in the Award Agreement to the extent that the Option is vested on the date of death (but in no event later than the earlier of the expiration of the term of such Option as set forth in the Award Agreement or the date of a Change in Control in which the Option is not being assumed or otherwise continued after the Change in Control) by the Participant’s designated beneficiary, provided such beneficiary has been designated before the Participant’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person or persons to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve months following Participant’s death. Unless otherwise provided by the Administrator, if at the time of death Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

11.          Stock Awards.

a.             Stock Award Agreement. Each Stock Award Agreement shall contain provisions regarding (i) the number of Shares subject to such Stock Award or a formula for determining such number; (ii) the purchase price, if any, of the Shares, and the means of payment for the Shares; (iii) the performance criteria, if any, and level of achievement versus these criteria that shall determine the number of Shares granted, issued, retained, or vested, as applicable; (iv) such terms and conditions on the grant, issuance, vesting, or forfeiture of the Shares, as applicable, as may be determined from time to time by the Administrator; (v) restrictions on the transferability of the Stock Award; and (vi) such further terms and conditions in each case not inconsistent with this Plan as may be determined from time to time by the Administrator.

b.             Restrictions and Performance Criteria. The grant, issuance, retention, and vesting of each Stock Award may be subject to such performance criteria and level of achievement versus these criteria as the Administrator shall determine, which criteria may be based on, among other things, financial performance, personal performance evaluations, or completion of service by the Awardee.

c.             Forfeiture. Unless otherwise provided for by the Administrator, upon the Awardee’s Termination of Service, the unvested Stock Award and the Shares subject thereto shall be forfeited, provided that to the extent that the Participant purchased any Shares pursuant to such Stock Award, the Company shall have a right to repurchase the unvested portion of such Shares at the lesser of the then Share Fair Market Value or original price paid by the Participant.

d.             Rights as a Stockholder. Unless otherwise provided by the Administrator, the Participant shall have the rights equivalent to those of a stockholder and shall be a stockholder only after Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) to the Participant. Unless otherwise provided by the Administrator, a Participant holding a vested Stock Award shall be entitled to receive dividend payments as if he or she were an actual stockholder and a Participant holding an unvested Stock Award shall be entitled to receive dividends declared while the Stock Award is not vested to the extent (and when) the underlying Stock Award becomes vested.

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e.             Stock Units. Settlement of vested Stock Units may be made in the form of (a) cash, (b) Shares or (c) any combination of both, as determined by the Committee. The actual number of Stock Units eligible for settlement may be larger or smaller than the number included in the original Award. Methods of converting Stock Units into cash may include (without limitation) a method based on the average Fair Market Value of Shares over a series of trading days. Except as otherwise provided in a Stock Award Agreement or a timely completed deferral election, vested Stock Units shall be settled within thirty days after vesting. The Stock Award Agreement may provide that distribution may occur or commence when all vesting conditions applicable to the Stock Units have been satisfied or have lapsed, or it may be deferred, in accordance with Applicable Laws, to a later specified date. The amount of a deferred distribution may be increased by an interest factor or by dividend equivalents. Until an Award of Stock Units is settled, the number of such Stock Units shall be subject to adjustment pursuant to Section 14. A holder of Stock Units shall have no rights other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Stock Award Agreement.

12.          Stock Appreciation Rights. Subject to the terms and conditions of the Plan, a SAR may be granted to a Service Provider at any time and from time to time as determined by the Administrator in its sole discretion.

a.             Number of SARs. The Administrator shall have complete discretion to determine the number of SARs granted to any Service Provider.

b.             Exercise Price and Other Terms. The Exercise Price shall be no less than 100% of the Fair Market Value per Share on the Grant Date. The Administrator, subject to the provisions of the Plan, shall have complete discretion to determine the other terms and conditions of SARs granted under the Plan.

c.             Exercise of SARs. SARs shall be exercisable on such terms and conditions as the Administrator, in its sole discretion, shall determine.

d.             SAR Agreement. Each SAR grant shall be evidenced by a SAR Agreement that will specify the Exercise Price, the term of the SAR, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, shall determine.

e.             Expiration of SARs. A SAR granted under the Plan shall expire upon the date determined by the Administrator, in its sole discretion, and set forth in the SAR Agreement. Notwithstanding the foregoing, the rules of Section 10(b) will also apply to SARs.

f.              Payment of SAR Amount. Upon exercise of a SAR, the Participant shall be entitled to receive a payment from the Company, for each Share exercised, in an amount equal to the difference between the Fair Market Value of a Share on the date of exercise over the Exercise Price of the SAR less the amount of applicable tax withholding amounts due as a result of such exercise. This amount shall be paid in cash, Shares of equivalent value, or a combination of both, as the Administrator shall determine.

13.          Other Provisions Applicable to Awards.

a.             Non-Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent and distribution, and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, either at the time of grant or thereafter, such Award shall contain such additional terms and conditions as the Administrator deems appropriate, and any transferee shall be bound by such terms upon acceptance of such transfer.

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b.             Section 409A. Notwithstanding anything in the Plan to the contrary, the Plan and Awards granted hereunder are intended to be exempt from or comply with the requirements of Code Section 409A and shall be interpreted in a manner consistent with such intention. In the event that any provision of the Plan or an Award Agreement is determined by the Administrator to not comply with the applicable requirements of Code Section 409A or the applicable regulations and other guidance issued thereunder, the Administrator shall have the authority (but not an affirmative obligation) to take such actions and to make such changes to the Plan or an Award Agreement as the Administrator deems necessary to comply with such requirements. Any payment made pursuant to any Award shall be considered a separate payment and not one of a series of payments for purposes of Code Section 409A. Notwithstanding the foregoing or anything elsewhere in the Plan or an Award Agreement to the contrary, if upon a Participant’s Separation From Service he/she is then a Specified Employee, then solely to the extent necessary to comply with Code Section 409A and avoid the imposition of taxes under Code Section 409A, the Company shall defer payment of “nonqualified deferred compensation” subject to Code Section 409A payable as a result of and within six (6) months following such Separation From Service under this Plan until the earlier of (i) the first business day of the seventh month following the Participant’s Separation From Service, or (ii) ten (10) days after the Company receives written confirmation of the Participant’s death. Any such delayed payments shall be made without interest. While it is intended that all payments and benefits provided under the Plan or an Award will be exempt from or comply with Code Section 409A, the Company makes no representation or covenant to ensure that the payments under the Plan or an Award are exempt from or compliant with Code Section 409A. In no event whatsoever shall the Company be liable if a payment or benefit under the Plan or an Award is challenged by any taxing authority or for any additional tax, interest or penalties that may be imposed on a Participant by Code Section 409A or any damages for failing to comply with Code Section 409A. The Participant will be entirely responsible for any and all taxes on any benefits payable to such Participant as a result of the Plan or an Award. If the applicable Award Agreement or Participant’s employment agreement provides for Code Section 409A related provisions other than what is specified above in this Section 13(b), then such provisions in the Award Agreement or employment agreement shall govern.

c.            Clawback Policy. Notwithstanding anything in the Plan to the contrary, the Company may (i) cause the cancellation of any Award, (ii) require reimbursement of any Award by a Participant and (iii) effect any other right of recoupment of equity or other compensation provided under this Plan or otherwise in accordance with Company policies as may be adopted and/or modified from time to time by the Company (including, without limitation, the Company’s Policy on Recoupment of Compensation as adopted by the Board and as may be amended from time to time by the Company) and/or Applicable Laws (each, a “Clawback Policy”). In addition, a Participant may be required to repay to the Company certain previously paid compensation, whether provided under this Plan or an Award Agreement or otherwise, in accordance with the Clawback Policy. By accepting an Award, a Participant is also agreeing to be bound by the Company’s Clawback Policy which may be amended from time to time by the Company in its discretion (including without limitation to comply with Applicable Laws or stock exchange requirements) and is further agreeing that all of the Participant’s Awards (and/or awards issued under the Prior Plan or other Company equity/incentive compensation plans or agreements) may be unilaterally amended by the Company to the extent needed to comply with the Clawback Policy.

d.             No Repricing or Re-Load Options. Notwithstanding anything to the contrary in the Plan, and except for an adjustment pursuant to Section 14 or a repricing approved by the stockholders, in no case may the Administrator (1) amend an outstanding stock option or SAR to reduce the Exercise Price or base price of the Award, (2) cancel, exchange or surrender an outstanding stock option or SAR in exchange for cash or other awards for the purpose of repricing the Award, or (3) cancel, exchange, or surrender an outstanding stock option or SAR in exchange for an option or SAR with an Exercise Price or base price that is less than the Exercise Price or base price of the original Award. Re-Load Options may not be awarded without the approval of Company stockholders.

e.             No Rights as a Stockholder. A Participant, or a transferee of a Participant, shall have no rights as a stockholder (including without limitation voting rights or dividend or distribution rights) with respect to any Common Stock covered by an Award until such person becomes entitled to receive such Common Stock, has satisfied any applicable withholding or tax obligations relating to the Award and the Common Stock has been issued to the Participant. No adjustment shall be made for cash or stock dividends or other rights for which the record date is prior to the date when such Common Stock is issued, except as expressly provided in Section 14.

f.              Dividends. Any dividends or dividend equivalents distributed under the Plan shall not be counted against the Section 3(a)(i) Share grant limit. Dividends and dividend equivalents will not be paid (or accrue) on unexercised Options or unexercised SARs. Dividends and dividend equivalents may not be paid with respect to unvested Awards (although they may accrue on unvested Stock Awards for payment upon vesting of such Stock Awards).

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14.          Adjustments upon Changes in Capitalization, Dissolution, Merger or Asset Sale.

a.             Changes in Capitalization.

(i)            The limitations set forth in Section 3, the number and kind of Shares covered by each outstanding Award, and the price per Share (but not the total price) subject to each outstanding Award shall be proportionally adjusted to prevent dilution or enlargement of rights under the Plan for any change in the outstanding Common Stock subject to the Plan, or subject to any Award, resulting from any stock splits, combination or exchange of Shares, consolidation, spin-off or recapitalization of Shares or any capital adjustment or transaction similar to the foregoing or any distribution to holders of Common Stock other than regular cash dividends.

(ii)           The Administrator shall make such adjustment in such manner as it may deem equitable and appropriate, subject to compliance with Applicable Laws. Any determination, substitution or adjustment made by the Administrator under this Section shall be conclusive and binding on all persons. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Award.

b.            Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Participant as soon as practicable before the effective date of such proposed transaction. To the extent it has not been previously exercised or settled, an Award will terminate immediately before the consummation of such proposed transaction.

c.            Change in Control. Notwithstanding anything to the contrary, immediately prior to a Change in Control, the time-based vesting conditions of all unvested Awards shall be deemed to be fully satisfied and any Awards which had performance based vesting conditions that had yet to be satisfied shall be forfeited without consideration. Any Award Agreement shall be subject to the provisions of the applicable Change in Control transaction agreement(s).

15.          Amendment and Termination of the Plan.

a.            Amendment and Termination. The Administrator may amend, alter, or discontinue the Plan or any Award Agreement, but any such amendment shall be subject to approval of the stockholders of the Company in the manner and to the extent required by Applicable Laws.

b.            Effect of Amendment or Termination. No amendment, suspension, or termination of the Plan shall materially impair the rights of any Award, unless agreed otherwise between the Participant and the Administrator. Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan before the date of such termination.

c.            Effect of the Plan on Other Arrangements. Neither the adoption of the Plan by the Board nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or any Committee to adopt such other incentive arrangements as it or they may deem desirable, including for example the granting of restricted stock or stock options otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

16.          Designation of Beneficiary.

a.            An Awardee may file a written designation of a beneficiary who is to receive the Awardee’s rights pursuant to Awardee’s Award or the Awardee may include his or her Awards in an omnibus beneficiary designation for all rights under the Awardee’s Awards and all benefits under the Plan. To the extent that Awardee has completed a designation of beneficiary such beneficiary designation shall remain in effect with respect to any Award hereunder until changed by the Awardee to the extent enforceable under Applicable Laws.

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b.            The Awardee may change such designation of beneficiary at any time by written notice. If an Awardee dies and no beneficiary is validly designated under the Plan who is living at the time of such Awardee’s death, the Company shall allow the executor or administrator of the estate of the Awardee to receive the Awardee’s rights under the Awardee’s Awards and all benefits under the Plan, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may allow the spouse or one or more dependents or relatives of the Awardee to receive the Awardee’s rights under the Awardee’s Awards and all benefits under the Plan to the extent permissible under Applicable Laws.

17.          No Right to Awards or to Service. No person shall have any claim or right to be granted an Award and the grant of any Award shall not be construed as giving an Awardee the right to continue in the service of the Company or its Affiliates. Further, the Company and its Affiliates expressly reserve the right, at any time, to dismiss any Service Provider or Awardee or Participant at any time without liability or any claim under the Plan, except as provided herein or in any Award Agreement entered into hereunder.

18.          Preemptive Rights. No Shares will be issued under the Plan in violation of any preemptive rights held by any stockholder of the Company.

19.          Legal Compliance. No Shares will be issued pursuant to an Award under the Plan unless the issuance and delivery of such Shares, as well as the exercise of such Award, if applicable, will comply with Applicable Laws. Issuance of Shares under the Plan shall be subject to the approval of counsel for the Company with respect to such compliance.

20.          Inability to Obtain Authority. To the extent the Company is unable to or the Administrator deems that it is not feasible to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, the Company shall be relieved of any liability with respect to the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

21.          Code Section 162(m).

a.             Applicability. The provisions of Section 21(b) shall apply to an Award if and only if all of the following items (i) through (iii) in this Section 21(a) were true as of the Grant Date of such Award:

(i)            the Company was a “publicly held corporation” within the meaning of Code Section 162(m);

(ii)           the deduction limitations of Code Section 162(m) were applicable to Awards granted to Covered Employees under this Plan; and

(iii)          the Award was intended to qualify as “performance-based compensation” under Code Section 162(m).

b.             Administration. Awards issued in accordance with this Section 21 shall be administered by a Committee whose composition satisfies the outside director requirements under Code Section 162(m) with respect to performance-based compensation.

22.          Notice. Any written notice to the Company required by any provisions of this Plan shall be addressed to the Secretary of the Company and shall be effective when received. Subject to compliance with Applicable Laws and/or regulations, an Award Agreement or other documentation or notices relating to the Plan and/or Awards may be communicated to Participants (and executed by Participants) by electronic media.

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23.          Governing Law; Interpretation of Plan and Awards.

a.             Governing Law. This Plan and all determinations made and actions taken pursuant hereto shall be governed by the substantive laws, but not the choice of law rules, of the state of Delaware. The Committee may provide that any dispute as to any Award shall be presented and determined in such forum as the Committee may specify, including through binding arbitration. Unless otherwise provided in the Award Agreement, recipients of an Award under the Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of California to resolve any and all issues that may arise out of or relate to the Plan or any related Award Agreement.

b.             Enforceability. If any provision of the Plan or any Award granted under the Plan is declared to be illegal, invalid, or otherwise unenforceable by a court of competent jurisdiction, such provision shall be reformed, if possible, to the extent necessary to render it legal, valid, and enforceable, or otherwise deleted, and the remainder of the terms of the Plan and Award shall not be affected except to the extent necessary to reform or delete such illegal, invalid, or unenforceable provision. In the event of any conflict in terms between the Plan and any Award Agreement, the terms of the Plan shall prevail and govern.

c.             Headings. The headings preceding the text of the sections hereof are inserted solely for convenience of reference, and shall not constitute a part of the Plan, nor shall they affect its meaning, construction or effect.

d.             Binding Provisions; Successor Provisions. The terms of the Plan and any Award shall inure to the benefit of and be binding upon the parties hereto and their respective permitted heirs, beneficiaries, successors, and assigns. Any reference to a statute, rule or regulation, or to a section of a statute, rule or regulation, is a reference to that statute, rule, regulation, or section as amended from time to time, both before and after the Restatement Date and including any successor provisions.

e.             Administrator Decisions. All questions arising under the Plan or under any Award shall be decided by the Administrator in its total and absolute discretion. If the Participant believes that a decision by the Administrator with respect to such person was arbitrary or capricious, the Participant may request arbitration with respect to such decision. The review by the arbitrator shall be limited to determining whether the Administrator’s decision was arbitrary or capricious. This arbitration shall be the sole and exclusive review permitted of the Administrator’s decision, and the Awardee shall as a condition to the receipt of an Award be deemed to waive explicitly any right to judicial review.

24.          Limitation on Liability. The Company and any Affiliate or Related Corporation that is in existence or hereafter comes into existence shall not be liable to a Participant, an Employee, an Awardee, or any other persons as to:

a.             The Non-Issuance of Shares. The non-issuance or sale of Shares as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any shares hereunder; and

b.             Tax Consequences. Any tax consequence expected, but not realized, by any Participant, Employee, Awardee or other person due to the receipt, exercise or settlement of any Option or other Award granted hereunder.

25.          Unfunded Plan. Insofar as it provides for Awards, the Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Awardees who are granted Stock Awards under this Plan, any such accounts will be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets that may at any time be represented by Awards, nor shall this Plan be construed as providing for such segregation, nor shall the Company or the Administrator be deemed a trustee of stock or cash to be awarded under the Plan. Any liability of the Company to any Participant with respect to an Award shall be based solely upon any contractual obligations that may be created by the Plan; no such obligation of the Company shall be deemed secured by any pledge or other encumbrance on any property of the Company. Neither the Company nor the Administrator shall be required to give any security or bond for the performance of any obligation that may be created by this Plan.

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26.          Annual Limit on Total Compensation paid to Non-Employee Directors. Any non-employee director can receive total compensation in any calendar year that in the aggregate does not exceed $500,000. Such total compensation limit includes all cash compensation such as annual retainers and other fees (whether or not granted under the Plan) plus the aggregate grant date fair market value (computed as of the Grant Date in accordance with applicable financial accounting rules) of all Awards (or awards issued under any other incentive plan). For the avoidance of doubt, any compensation that is deferred shall be counted toward this total compensation limit in the calendar year in which the compensation is granted, and not in any later calendar year when it is paid to the non-employee director.

To record the Board’s amendment and restatement of the Prior Plan into this Plan on the Restatement Date, the Company has caused its duly authorized Officer to execute this Plan on behalf of the Company.

RADNET, INC.

By: /s/ David Katz

Name: David Katz

Title: Corporate Secretary

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